Exhibit 99.1

Contact: Stephen Purtell Senior Vice President Investor Relations and Treasurer +1-972-595-5180 spurtell@sftp.com

Closing of $1.2 Billion Notes Offering and Termination of Tender Offer and Consent

Solicitation Announced by Six Flags

GRAND PRAIRIE, Texas — April 13, 2017 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, announced today that it has closed its private offering of $1.2 billion aggregate principal amount of senior notes, including $700.0 million of its 4.875 percent senior notes due 2024 and $500.0 million of its 5.500 percent senior notes due 2027. It intends to use a portion of the proceeds of the offering to redeem any and all of its 5.250 percent senior notes due 2021 (the “2021 Notes”) and to satisfy and discharge the indenture governing the 2021 Notes. The remainder of the net proceeds will be used for general corporate and working capital purposes, including share repurchases and transaction expenses.

The newly issued senior notes will not be registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any other jurisdiction, and will not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. The offering of the notes will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

The company also announced today in connection with its previously announced tender offer (the “Tender Offer”), which included a concurrent consent solicitation (the “Consent Solicitation”) providing for amendments (the “Proposed Amendments”) to the indenture governing the 2021 Notes, that the requisite consents necessary to effect the Proposed Amendments through a supplemental indenture were not received as of the early tender expiration. As a result, a condition to the Tender Offer will not be met, and the company has terminated the Tender Offer and the Consent Solicitation. Accordingly, all consents previously delivered by holders of the 2021 Notes will be of no effect, the tendered 2021 Notes will be returned, the indenture governing the 2021 Notes will not be amended and will remain in its present form and no consent fees will be paid or become payable to holders of the 2021 Notes who have delivered consents.

As previously announced, the company intends to redeem any and all outstanding 2021 Notes on April 29, 2017 at a redemption price equal to 102.625% of the aggregate principal amount of the 2021 Notes to be redeemed, plus any accrued and unpaid interest on the principal amount being redeemed through April 28, 2017. The 2021 Notes will be cancelled on May 1, 2017.

This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell with respect to any securities.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with $1.3 billion in revenue and 18 parks across the United States, Mexico and Canada. For 56 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions. For more information, visit www.sixflags.com.

Forward Looking Statements

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to roll out our capital enhancements in a timely and cost effective manner, (iii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iv) our operations and results of operations, and (v) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (“SEC”). In addition, important factors, including factors impacting attendance, such as local conditions, contagious diseases, events, disturbances and terrorist activities; recall of food, toys and other retail products sold at our parks; risk of accidents occurring at the company’s parks or other parks in the industry and adverse publicity concerning our parks or other parks in the industry; inability to achieve desired improvements and financial performance targets set forth in our aspirational goals; adverse weather conditions such as excess heat or cold, rain and storms; general financial and credit market conditions; economic conditions (including customer spending patterns); changes in public and consumer tastes; construction delays in capital improvements or ride downtime; competition with other theme parks and other entertainment alternatives; dependence on a seasonal workforce; unionization activities and labor disputes; laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages, and healthcare reform; pending, threatened or future legal proceedings and the significant expenses associated with litigation; cyber security risks and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at www.investors.sixflags.com and on the SEC’s website at www.sec.gov.